                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 _____________


                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


                               December 1, 1995
               Date of Report (Date of earliest event reported)


                   FUND AMERICAN ENTERPRISES HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                       1-8993               94-2708455
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       file number)        Identification No.)

                    The 1820 House, Norwich, Vermont 05055
                   (Address of principal executive offices)


                                (802) 649-3633
             (Registrant's telephone number, including area code)
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Item 5.  Other Events.

On December 1, 1995, White Mountains Holdings, Inc., a wholly-owned subsidiary of Fund American Enterprises Holdings, Inc., completed its acquisition of the Oregon-based Valley Insurance Group, a full personal and commercial lines, for $37.8 million. Also included in the transaction is the purchase of Skandia subsidiary Charter, a Texas non-standard automobile insurer, which was purchased for $3.3 million.

Valley writes a full line of business insurance and commercial auto, as well as homeowners, personal umbrella and private passenger auto in Washington, Oregon and California. Charter writes non-standard auto in Texas. Valley's annual direct written premium is $75 million; Charter's is $70 million.



Item 7.  Financial Statements and Exhibits.

  (c) Exhibits.  The following exhibits are filed herewith:

  Exhibit No.                         Description
  -----------                         -----------

    28 (a)                     Press Release dated December 1, 1995.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 FUND AMERICAN ENTERPRISES HOLDINGS, INC.



Dated: December 1, 1995          By: _________/s/______________
                                     Michael S. Paquette
                                     Vice President and
                                      Controller